Exhibit 32.1
                  Officer Certification
                          Under
            Section 906 of Sarbanes-Oxley Act of 2002



United States Securities and Exchange Commission
Washington, DC

The undersigned Chief Executive Officer and Chief Financial
Officer of Shells Seafood Restaurants, Inc. do hereby certify as follows:

Solely for the purpose of meeting the
requirements of Section 906 of the Sarbanes-
Oxley Act of 2002, and solely to the extent this certification may be applicable to the Report on Form 10-Q being filed today by Shells Seafood Restaurants, Inc. with the
United States Securities and Exchange
Commission, the undersigned hereby certify that such Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Shells Seafood Restaurants, Inc.




/s/ Leslie J. Christon
President and Chief Executive Officer
August 13, 2003



/s/ Warren R. Nelson
Executive Vice President and Chief Financial Officer
August 13, 2003



A signed original of this written statement required by Section 906 has been provided to Shells Seafood
Restaurants, Inc. and will be retained by Shells Seafood Restaurants, Inc. and furnished to the Securities and Exchange Commission staff upon request.





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